Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended), of our report dated June 17, 2021, relating to the financial statements of Sweetgreen, Inc., appearing in Registration Statement No. 333-260472 on Form S-1 (Amendment No. 2). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 17, 2021